[LOGO]

UNR INDUSTRIES, INC.
332 South Michigan Avenue
Chicago, Illinois 60604

- ------------------------------------------

NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS OF
UNR INDUSTRIES, INC.

- ---------------------------------

To the Stockholders and Warrantholders of UNR Industries, Inc.:

Notice is hereby given that the 1994 Annual Meeting of Stockholders ("Annual Meeting") of UNR Industries, Inc., a Delaware corporation ("UNR" or "Company"), will be held at The Continental Bank, 231 South LaSalle Street, 21st Floor, Chicago, Illinois, on May 5, 1994, at 10:00 a.m., local time, for the purpose of considering and voting upon:

(1) Election of eight directors to serve until the 1995 Annual Meeting of Stockholders or until their successors are elected and qualify;

(2) Ratification of the appointment of the firm of Arthur Andersen & Co. as UNR's independent public accountants for 1994; and

(3) Such other business as may properly come before the Annual Meeting.

UNR's stock transfer books will remain open. The Board of Directors has determined that only UNR Stockholders and Warrantholders of record at the close of business on March 24, 1994 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. ALL STOCKHOLDERS AND WARRANTHOLDERS, WHETHER OR NOT THEY NOW EXPECT TO BE PRESENT AT THE ANNUAL MEETING, ARE REQUESTED TO DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES USING THE ENVELOPE PROVIDED. Any Stockholder or Warrantholder present at the meeting may vote personally on all matters before the meeting, and in that event his or her proxy will become void.

Your attention is directed to the following pages for further information relating to the Annual Meeting.

                                          By Order of the Board of Directors

Chicago, Illinois                               Victor E. Grimm
April 6, 1994                                   SECRETARY

CONTENTS

                                                       PAGE
                                                       -----
General...........................................           1
Securities Ownership..............................           2
Matters to be Acted Upon at the Annual Meeting....           3
  Election of Directors (Proxy Proposal No. 1)....           3
    Background Information Regarding Nominees.....           4
    Directors' Compensation.......................           5
    Transactions with Management and Principal
     Securityholders..............................           5
    Board Meetings; Board Committee Functions and
     Composition..................................           6
    Executive Compensation........................           6
      Summary Compensation Table..................           6
      Aggregated Option Exercises in Last Fiscal
      Year and Fiscal Year-End Option Values......           7
    Compensation Committee Report on Executive
     Compensation.................................           8
    Company Performance Graph.....................          11
    Compensation Committee Interlocks and Insider
     Participation................................          11
    Employment Contracts and Change-of-Control
     Agreements...................................          11
      Employment Agreement -- Thomas A.
      Gildehaus...................................          11
      Change-of-Control Agreements................          12
  Ratification of Appointment of Independent
   Public Accountants (Proxy Proposal No. 2)......          12
  Other Matters...................................          13
Compliance with Section 16(a) of The Securities
 Exchange Act of 1934.............................          13
Securityholder Proposals..........................          13

UNR INDUSTRIES, INC.
332 South Michigan Avenue
Chicago, Illinois 60604
                                                                   April 6, 1994

- ---------------------------------

PROXY STATEMENT
- ---------------------------------

GENERAL

The enclosed proxy is being solicited on behalf of the Board of Directors (sometimes referred to as the "Board") of UNR Industries, Inc. ("UNR" or "Company") for use at UNR's Annual Meeting of Stockholders ("Annual Meeting"), notice of which accompanies this Proxy Statement, and at all adjournments and postponements thereof. The Annual Meeting will be held at The Continental Bank, 231 South LaSalle Street, 21st Floor, Chicago, Illinois on May 5, 1994, at 10:00 a.m., local time.

Any holder of Common Stock, ("Stockholder") or any holder of a Warrant to purchase Common Stock ("Warrantholder") (Stockholders and Warrantholders are referred to herein collectively as "Securityholders") giving a proxy has the power to revoke it at any time prior to exercise thereof by executing a subsequent proxy, by notifying UNR's Secretary of such revocation in a written notice received by him at the above address prior to the Annual Meeting or by attending the Annual Meeting and voting in person.

Only Securityholders of record at the close of business on March 24, 1994 (the "Record Date"), are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. A list of such Securityholders will be available for a period beginning ten days prior to the Annual Meeting at The First National Bank of Chicago, One North State Street, 11th floor, Chicago, Illinois 60602. At the close of business on the Record Date, 48,692,103 shares of Common Stock (this number excludes 622,933 treasury shares held by, or for the benefit of, UNR) and 1,949,886 Warrants were outstanding, constituting the only outstanding voting securities. At the Annual Meeting Securityholders will be entitled to one vote for each share of Common Stock and one vote for each Warrant held (shares of Common Stock and Warrants are collectively referred to herein as "Securities").

A Securityholder may, with respect to the election of directors (i) vote for the election of all eight nominees named herein as directors, (ii) withhold authority to vote for all such director nominees or (iii) vote for the election of all such director nominees other than any nominee or nominees with respect to whom the Securityholder withholds authority to vote by so indicating in the appropriate space on the proxy. A Securityholder may, with respect to each other matter specified in the notice of the meeting (i) vote "FOR" the matter, (ii) vote "AGAINST" the matter or (iii) "ABSTAIN" from voting on the matter. A vote to abstain from voting on a matter has the legal effect of a vote against such matter. Securities will be voted as instructed in the accompanying proxy on each matter submitted to Securityholders.

If no contrary instructions are indicated in the proxy, each proxy will be voted FOR election of the eight nominees to the Board of Directors named below or for a substitute nominee if any of the nominees listed below become unable or unwilling to serve, FOR ratification of the appointment of the firm of

Arthur Andersen & Co. as UNR's independent public accountants for 1994 and, in the best judgment of the persons named in the proxy as representatives, upon any other matters which may properly come before the Annual Meeting.

A proxy submitted by a Securityholder may indicate that all or a portion of the Securities represented by such proxy are not being voted by such Securityholder with respect to a particular matter. This could occur, for example, when a broker is not permitted to vote Securities held in street name on certain matters in the absence of instructions from the beneficial owner of the Securities. The Securities subject to any such proxy which are not being voted with respect to a particular matter (the "non-voted Securities") will be considered Securities not present and not entitled to vote on such matter, although such Securities may be considered present and entitled to vote for other purposes and will count for purposes of determining the presence of a quorum. Approval of each matter specified in the notice of the meeting requires the affirmative vote of a majority, or in the case of the election of directors a plurality, of the Securities present in person or by proxy at the meeting and entitled to vote on such matter. Accordingly, non-voted Securities with respect to such matters will not affect the determination of whether such matters are approved or the outcome of the election of directors. Securities voted to abstain as to matters requiring a majority vote will have the effect of a vote against such matter. Directions to withhold authority will not affect the outcome of the vote for directors.

The cost of the solicitation of proxies will be borne by UNR. In addition to use of the mails, proxies may be solicited personally or by telephone or telegram by regular UNR employees. UNR does not now expect to pay any compensation for the solicitation of proxies but will reimburse brokers and other persons holding Securities in their names, or in the names of nominees, for their reasonable out-of-pocket expenses incurred in forwarding proxy materials to principals and obtaining their proxies.

SECURITIES OWNERSHIP

The following table sets forth information regarding beneficial ownership of Securities by: (i) each person or group that has reported beneficial ownership of more than five percent of the Common Stock outstanding, (ii) each person or group that has reported beneficial ownership of more than five percent of the Warrants outstanding, (iii) each UNR executive officer and director (and nominee for director) who beneficially owns any Securities and (iv) all UNR executive officers and directors as a group(1):

                                                                            COMMON STOCK                WARRANTS
                                                                      ------------------------  ------------------------
                                                                       AMOUNT OF                 AMOUNT OF
                                                                        SHARES                   WARRANTS
                          NAME AND ADDRESS                            BENEFICIALLY   PERCENT    BENEFICIALLY   PERCENT
                        OF BENEFICIAL OWNER                            OWNED (2)    OF CLASS     OWNED (2)    OF CLASS
- --------------------------------------------------------------------  -----------  -----------  -----------  -----------
PRINCIPAL
SECURITYHOLDERS
UNR Asbestos-Disease Claims Trust (3)(4) ...........................   29,437,004        60.5%      --           --
  100 North Lincolnway
  North Aurora, IL 60542
Lakeview Partners, L.P. ............................................      --           --          140,000          6.0%
  500 Park Avenue
  New York, New York 10022
Myro R. Leavitt ....................................................      --           --          264,600         13.6%
  3730 N. Lake Shore Drive
  Chicago, IL 60613
Metro Corp. ........................................................      --           --          240,000         12.3%
  312 Union Building
  Charleston, WV 25301

                                                                            COMMON STOCK                WARRANTS
                                                                      ------------------------  ------------------------
                                                                       AMOUNT OF                 AMOUNT OF
                                                                        SHARES                   WARRANTS
                          NAME AND ADDRESS                            BENEFICIALLY   PERCENT    BENEFICIALLY   PERCENT
                        OF BENEFICIAL OWNER                            OWNED (2)    OF CLASS     OWNED (2)    OF CLASS
- --------------------------------------------------------------------  -----------  -----------  -----------  -----------
DIRECTORS AND EXECUTIVE OFFICERS
Charles M. Brennan, III ............................................        4,000      --           --           --
Darius W. Gaskins, Jr. .............................................       21,000         .04%      --           --
Thomas A. Gildehaus ................................................       90,000         .19%      --           --
Henry Grey .........................................................       46,324         .10%      --           --
Victor E. Grimm ....................................................       12,638         .03%      --           --
Gene Locks..........................................................        5,000      --           --           --
Ruth R. McMullin ...................................................       16,700         .04%       3,375          .17%
Thomas F. Meagher ..................................................        3,000      --           --           --
Robert B. Steinberg ................................................        2,000      --           --           --
William J. Williams ................................................        2,000      --           --           --
All directors and executive officers as a group ....................      202,662         .42%       3,375          .17%

- ----------
(1) The beneficial ownership information contained in this table is given as of March 3, 1994. Percentages not shown for directors and executive officers are each less than .01 percent.
(2) Unless otherwise noted, the persons listed beneficially own all Securities set forth opposite their respective names with sole power to vote and dispose of such Securities, except Mr. Grey (33,333 shares), Mrs. McMullin (1,000 shares) and Mr. Meagher (3,000 shares) wherein voting or investment power is shared with others. Mrs. McMullin's total also includes 8,700 shares held by her spouse.
(3) The Common Stock owned by the UNR Asbestos-Disease Claims Trust (the "Trust") represents 58.1% of the total outstanding securities entitled to vote at the Annual Meeting.
(4) The Trustees of the Trust are deemed to share beneficial ownership of the 29,437,004 Trust shares, because they collectively possess the sole power to vote and dispose of the Trust shares on behalf of the Trust, except that the United States Bankruptcy Court for the Northern Division of Illinois must approve sales of Trust shares and that a number of the Trust shares must be reserved for purposes of reallocation pursuant to UNR's Confirmed Plan of Reorganization dated March 14, 1989.

MATTERS TO BE ACTED UPON AT THE ANNUAL MEETING

ELECTION OF DIRECTORS (PROXY PROPOSAL NO. 1)

The eight persons listed below under "Background Information Regarding Nominees" have been selected as nominees for election as directors by the Board of Directors and, if elected, will serve until the next annual meeting or until their successors are elected and qualify. If any nominee should be unable or unwilling to serve, which is not now contemplated, the proxy holders may, but will not be bound to, vote for a substitute nominee. UNR has been advised by the Trust that it intends to vote its Common Stock for the election of the entire slate of nominees listed below. The affirmative vote of the holders of a plurality of the Securities present in person or by proxy at the Annual Meeting and entitled to vote on the election of directors is required to elect the nominees as directors.

BACKGROUND INFORMATION REGARDING NOMINEES

The table below sets forth the names of the nominees for director, their principal occupations during the last five years and certain other information.

                                   DIRECTOR                         PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS,
        NAME OF NOMINEE              SINCE         AGE               OTHER DIRECTORSHIPS AND COMMITTEE ASSIGNMENTS
- --------------------------------  -----------      ---      ---------------------------------------------------------------
Charles M. Brennan, III.........        1989           52   Chairman (August, 1988 to present) and Chief Executive Officer
                                                              (October, 1989 to present) of The L. E. Myers Co. Group, an electrical line contracting firm; Acting Secretary (April to
                                                              July, 1990) and Secretary (July, 1990 to September, 1992) of
                                                              UNR. Other directorships: The L.E. Myers Co. Group. Chair of
                                                              UNR's Audit Committee and member of the Executive Committee and the Special Committee.
Darius W. Gaskins, Jr...........        1990           54   Senior Partner, High Street Associates (June, 1991 to present), a management and investment firm; Visiting Professor, Kennedy
                                                              School of Government, Harvard University (September, 1989 to
                                                              June, 1991); President and Chief Executive Officer (December,
                                                              1985 to April, 1989) of Burlington Northern Railroad, a
                                                              national railroad operating company. Other directorships:
                                                              Leaseway Transportation Corp., a distribution services
                                                              provider; Northwestern Steel and Wire Company, a producer of steel and wire products; Chair of UNR's Compensation
                                                              Committee, Chair of the Special Committee and member of the
                                                              Executive Committee.
Thomas A. Gildehaus.............        1992           53   President and Chief Executive Officer of UNR (July, 1992 to
                                                              present); Executive Vice-President and Director (April, 1982 to April, 1992) of Deere & Company, maker of agricultural, construction and grounds care equipment. Other directorships:
                                                              Continental Bank Corporation, a bank holding company. Chair of UNR's Executive Committee.
Gene Locks......................        1989           57   Chairman of the Board of UNR Industries, Inc. (May, 1991 to
                                                              present); Founding partner, Greitzer & Locks, attorneys;
                                                              Chairman of the Official Creditors Committee of Asbestos-
                                                              Related Plaintiffs in the UNR Bankruptcy Court proceedings
                                                              (July, 1982 to May, 1989); Member of Trustees Advisory
                                                              Committee to UNR Asbestos-Disease Claims Trust (June, 1989 to
                                                              present); Chairman, Asbestos Victims' Special Fund Trust
                                                              (November, 1988 to present). Member of UNR's Executive and
                                                              Compensation Committees.
Ruth R. McMullin................        1990           52   President and Chief Executive Officer, Harvard Business School
                                                              Publishing Corporation (November, 1991 to present); President and Chief Executive Officer (March, 1989 to May, 1990),
                                                              Executive Vice President and Chief Operating Officer (April,
                                                              1987 to March, 1989), and Director (June, 1986 to May, 1990)
                                                              of John Wiley & Sons, Inc., a publishing and training
                                                              company. Other directorships: Bausch & Lomb, Inc., a health care and optics company; Middlesex Mutual Assurance Company, a property and casualty insurance company; Fleet Financial
                                                              Group, a financial services company. Member of UNR's
                                                              Executive, Special and Audit Committees.

                                   DIRECTOR                         PRINCIPAL OCCUPATIONS FOR THE LAST FIVE YEARS,
        NAME OF NOMINEE              SINCE         AGE               OTHER DIRECTORSHIPS AND COMMITTEE ASSIGNMENTS
- --------------------------------  -----------      ---      ---------------------------------------------------------------
Thomas F. Meagher...............        1989           63   Chairman and principal stockholder of Howell Tractor and
                                                              Equipment Company, a distributor of heavy-duty construction equipment; Chairman, Continental Air Transport Company, Inc.,
                                                              an airport transfer company; President of Grayline of
                                                              Chicago, a sightseeing company (to December, 1990); Chairman of Tri-County Equipment Company, a distributor of golf cart equipment, (1989 to 1993). Other directorships: Greyhound
                                                              Lines, Inc., a national intercity bus transportation company and TransWorld Airlines an international air carrier. Member of UNR's Audit Committee.
Robert B. Steinberg.............        1989           66   Partner, Rose, Klein and Marias, attorneys; Member of the
                                                              Official Creditors Committee of Asbestos-Related Plaintiffs
                                                              in the UNR Bankruptcy Court proceedings (June, 1982 to May,
                                                              1989); Member of Trustees Advisory Committee to UNR
                                                              Asbestos-Disease Claims Trust (June, 1989 to present). Member of UNR's Compensation Committee.
William J. Williams.............        1990           65   Chairman (August, 1986 to September, 1993) and Chief Executive
                                                              Officer (August 1986 to November, 1991) of The Huntington
                                                              National Bank; Other directorships: Huntington Bancshares
                                                              Incorporated, a bank holding company; Centerior Energy
                                                              Corporation, a public utility holding company; Republic
                                                              Engineered Steels, Inc., a producer of bar and specialty
                                                              steel. Member of UNR's Executive and Compensation Committees.

DIRECTORS' COMPENSATION

UNR employees who serve as directors of UNR receive no compensation for such services. Non-employee directors of UNR are paid compensation at an annual rate of $30,000 (the Chairman receives $50,000), payable in quarterly installments. Non-employee directors receive $1,000 for each Board meeting or meeting of a committee of the Board which they attend in person or by telephone. Directors are also reimbursed for their out-of-pocket expenses incurred in connection with such meetings. Between July 1, 1993 and December 31, 1993 Darius W. Gaskins, Jr., Chair of a special committee to solicit and evaluate offers to acquire the Company and to make a report and recommendation to the Board ("Special Committee") received $12,000 per month, and Ruth R. McMullin and Charles M. Brennan, III each received $10,000 per month as members of the Special Committee.

TRANSACTIONS WITH MANAGEMENT AND PRINCIPAL SECURITYHOLDERS

The Trust owns a majority of the outstanding Securities. Two members of the Trustees' Advisory Committee, Gene Locks and Robert B. Steinberg, are members of the UNR Board of Directors.

William S. Leavitt, a director of UNR during 1993, and Myro Leavitt, a holder of 11.4% of the Warrants, each own twenty-five percent of Kaufman Electric Co. ("Kaufman") with the remaining fifty percent owned by other members of the Leavitt family. Pursuant to an agreement dated May 22, 1970, as amended, Kaufman supplied certain of UNR's requirements for electrical services at a cost to UNR of $1,341,000 in 1993. UNR intends to continue this relationship in 1994.

Victor E. Grimm, Vice President, Secretary and General Counsel of UNR, is a partner in the law firm of Bell, Boyd & Lloyd which provided certain legal services to UNR in 1993. In 1993 the aggregate amount of legal fees for these services was $152,000. These fees were excluded from Mr. Grimm's profit participation at the law firm.

UNR believes that the transactions described in this section are on terms no less favorable than would be available from unrelated third parties.

BOARD MEETINGS; BOARD COMMITTEE FUNCTIONS AND COMPOSITION

The Board of Directors met seven times during 1993. The Board has an Audit Committee, a Compensation Committee and certain other committees. The Board does not have a standing Nominating Committee. During 1993, no incumbent director attended (in person or by telephone) fewer than 85% of the aggregate of (1) the total number of meetings of the full Board during the period he or she served as a director and (2) the total number of meetings held by all committees of the Board on which he or she served during such period.

The Audit Committee consisted of Messrs. Charles M. Brennan, III (Chair), William S. Leavitt, Thomas F. Meagher, and Ruth R. McMullin. The Audit Committee makes recommendations to the full Board of Directors regarding engagement of independent public accountants; reviews and approves the scope of independent audits and the fees and other arrangements regarding such services; reviews the results of the annual audit with the independent public accountants; and generally reviews the adequacy of UNR's accounting systems, internal accounting controls and applications of accounting policies to new or unusual circumstances. The Audit Committee met twice during 1993.

The Compensation Committee consisted of Messrs. Darius W. Gaskins, Jr. (Chair), Gene Locks, Robert B. Steinberg and William J. Williams and has responsibility for considering and making recommendations to the full Board of Directors regarding officers' compensation and benefits and UNR's organizational structure. The Compensation Committee met four times during 1993.

EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE

The following table sets forth the total cash and non-cash compensation in each of the last three years for the Company's Chief Executive Officer and the other executive officers of the Company:

                                                                         LONG TERM COMPENSATION AWARDS
                                                                         ------------------------------
                                                   ANNUAL COMPENSATION    RESTRICTED      SECURITIES
                                                   --------------------      STOCK        UNDERLYING         ALL OTHER
    NAME AND PRINCIPAL POSITION          YEAR      SALARY ($) BONUS (2)  AWARDS ($)(3)  OPTIONS (#)(4)   COMPENSATION ($)
- ------------------------------------  -----------  ---------  ---------  -------------  ---------------  -----------------
Thomas A. Gildehaus ................       1993    $ 337,500  $ 330,000   $   142,500         --           $   49,883(5)
 President and Chief                       1992(1) $ 150,000  $ 150,000   $   348,750         --           $    1,429(5)
 Executive Officer
Henry Grey .........................       1993    $ 176,100  $ 100,000  $     63,949        --          $      38,437    (6)
 Vice-President                            1992    $ 169,300  $ 127,000       --             --          $      22,208    (6)
 Finance & Treasurer                       1991    $ 162,000  $  50,000       --           55,000        $      18,210    (6)
Victor E. Grimm ....................       1993    $ 161,875  $  95,000  $     57,195        --          $      13,432    (6)
 Vice-President and                        1992  (7) $  39,375 $  20,000      --             --               --
 General Counsel
 and Secretary

- ----------
(1) Mr. Gildehaus's employment commenced on July 1, 1992 pursuant to an employment agreement having a term of three years. For further details see Employment Contracts and Change-of-Control Agreements on pages 11 and 12.
(2) Bonus payments are made pursuant to the terms of the UNR Key Management Incentive Variable Compensation Plan.

(3)   Restricted Stock Awards are made pursuant to the terms of the UNR
      Industries, Inc. 1992 Restricted Stock Plan. The stock is valued at the closing price of the stock on NASDAQ/NMS on the date of the award. On
      December 31, 1993 Mr. Gildehaus held 80,000 shares of restricted stock valued at $540,000. Mr. Gildehaus is entitled to receive all dividends on restricted stock held by him. Mr. Gildehaus' restricted stock is vested at the time of the award subject to forfeiture within three years from the date of the award in the event of termination of his employment by the Company for cause or by voluntary resignation. The forfeiture restriction terminates as to a prorated portion of shares in the event of a termination by the Company without cause or termination by Mr. Gildehaus for good reason. The number of shares and the value of the restricted stock held by Mr. Grey and Mr. Grimm, respectively on December 31, 1993 was 9,658 shares valued at $65,192 and 8,638 shares valued at $58,306.
      Messrs. Grey and Grimm are entitled to receive regular dividends on restricted stock held by them; extraordinary dividends are paid in the form of additional restricted stock. Vesting occurs after five years of continuous employment.
(4) No stock options were granted in the years 1992 and 1993, and as of December 31, 1993 Mr. Grey held no unexercised options.
(5) The amount shown for 1993 includes the Company's contribution of $3,148 to Mr. Gildehaus' 401(k) plan, a contribution of $16,606 to Mr. Gildehaus' account in the UNR Employees Profit Sharing Plan, a contribution of $27,269 to Mr. Gildehaus' account in the UNR Industries, Inc. Supplemental
      Executive Retirement Plan, and $2,860 for an annual life insurance premium. The amount shown for 1992 is for a life insurance premium.
(6)   The amounts shown include the Company contributions to the individual's
      401(k) plan and contributions to his account in the UNR Employees Profit
      Sharing Plan and the UNR Industries, Inc. Supplemental Executive
      Retirement Plan. For Mr. Grey the Company contributions to the 401(k) plan for the years 1991, 1992 and 1993 were $2,966, $2,471, and $3,148 respectively; contributions to the Profit Sharing Plan for the years 1991, 1992 and 1993 were $15,244, $19,737, and $16,606, respectively and the contribution to the Supplemental Executive Retirement Plan for 1993 was $18,683. For Mr. Grimm the Company's contribution to the 401(k) plan for 1993 was $1,574; the contribution to the Profit Sharing Plan was $11,858.
(7)   Mr. Grimm's employment commenced on October 1, 1992.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES

                                                              NO. OF SECURITIES                 VALUE
                                                                  UNDERLYING                OF UNEXERCISED
                               SHARES                        UNEXERCISED OPTIONS         IN THE MONEY OPTIONS
                              ACQUIRED                      AT FISCAL YEAR END (#)      AT FISCAL YEAR END ($)
                                 ON           VALUE       --------------------------  --------------------------
                             EXERCISE (#) REALIZED ($)(1) EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
                             -----------  --------------  -----------  -------------  -----------  -------------
Thomas A. Gildehaus .......      --             --            --           --             --           --
  President and Chief
  Executive Officer
Henry Grey ................      51,667   $     259,950       --           --             --           --
  V.P.-Finance
  & Treasurer
Victor E. Grimm ...........      --            --             --           --             --           --
  V.P. Secretary and
  General Counsel

- ----------
(1) Values are calculated by subtracting the exercise price from the fair market value of the stock as of the exercise date.

                            ------------------------

                             COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION
                            ------------------------

The Compensation Committee is composed of four independent directors. No member of the Committee is a former or current officer or employee of the Company or any of its subsidiaries. The Committee formulates the compensation policy and structure for executive officers, reviews salary and bonus recommendations for those officers and submits its recommendations to the full Board of Directors for approval. The Compensation Committee is solely responsible for determining long term incentive compensation granted to executive officers in the form of stock options or restricted stock.

In formulating compensation programs, it has been the philosophy of the Compensation Committee that a substantial portion of executive compensation should be related to the Company's financial performance. Accordingly, compensation programs have been structured to include incentive bonuses based on measures of the Company's financial performance.

The annual compensation programs for executive officers consist of base salary and short term and long term incentive compensation plans, all as described in the following paragraphs.

BASE SALARY

The Committee annually reviews each executive officer's base salary. In determining salary adjustments, the Committee considers individual job performance, the Company's performance, length of employment, level of responsibility and the average compensation levels of officers in a group of 300 companies with sales of approximately $400 million ("Compensation Peer Group"). The Committee believes that the Compensation Peer Group is a more appropriate comparison group for compensation purposes than the peer group index used for computing total shareholder return. Based upon the Compensation Committee's analysis and upon information provided by independent compensation consultants, the Committee believes that the base salaries of the executive officers are at approximately the mid-range of firms in the Compensation Peer Group.

SHORT TERM INCENTIVES

A significant part of executive compensation is based on the Key Management Incentive Variable Compensation Plan ("Short Term Incentive Plan") which provides for a bonus consisting of a percentage of base salary depending on specific measures of the Company's performance. For fiscal year 1993, the Short Term Incentive Plan included the following three components, each of which was accorded equal weight: (a) operating profit (b) return on assets and (c) cash flow. The amount of bonus awarded is based on the Company's performance in each of these categories in relation to the Company's operating plan approved at the beginning of each year by the Board of Directors. The amounts earned are computed on a sliding scale beginning with a percentage of base salary (ranging from 10% to 50% depending on the executive's position) for achieving 80% of the plan amount for each component and increasing to a larger percentage of base salary (ranging from 30% to 100%) for achieving 120% of the plan amount. In 1993, target levels were exceeded for each of the Company performance factors. The Committee also has the discretion under the Short Term Incentive Plan to adjust the amount of the bonus based on individual performance during the year. This discretionary component allows the Compensation Committee to recognize achievements in job performance objectives not directly reflected in the other three components.

LONG TERM INCENTIVES

The Company's long term incentive plans consist of a Restricted Stock Plan and a Stock Option Plan ("Long Term Incentive Plans"). The purpose of these plans is to create a personal financial interest in the Company by those employees upon whose judgment the Company is largely dependent for successful operation. No grants were made under the Stock Option Plan in fiscal year 1993, although certain stock option grants previously made to Henry Grey became vested in 1993. In 1993 restricted stock awards were made to the Chief Executive Officer based upon the terms of his employment agreement as described below. Restricted stock awards to other executive officers were based upon a percentage of base salary divided by the fair market value per share on the date of the grant. The Committee also took into account the extent of previous stock option grants in determining restricted stock awards. Restricted stock issued pursuant to these awards vests after five years of employment or in the event of death, disability, retirement or certain defined events related to change of control of the Company. The Compensation Committee believes that management stock ownership is an effective tool in aligning the financial interests of senior management with those of the Company's shareholders and intends to continue to use the Company's Long Term Incentive Plans as a part of executive compensation programs.

CHIEF EXECUTIVE OFFICER COMPENSATION

Thomas A. Gildehaus became President and Chief Executive Officer of the Company on July 1, 1992. At that time, the Company entered into an employment agreement with Mr. Gildehaus for a term of three years. Under the agreement, annual base salary for the first year was $300,000, subject to review and increase at the end of each contract year. Effective July 1, 1993 Mr. Gildehaus' annual base salary rate was $375,000 which the Committee believes is below compensation level for chief executive officers in the Compensation Peer Group. In establishing his current salary level, the Committee also took into consideration Mr. Gildehaus' overall performance in the previous twelve month period, including his effective leadership of the Company's five operating divisions, the successful divestiture of discontinued operations and the superior return to shareholders since the inception of his employment.

Pursuant to the 1992 employment agreement, Mr. Gildehaus was granted 20,000 shares of restricted stock on July 1, 1993 and he will receive an additional 20,000 shares on July 1, 1994. The restricted stock is vested, subject to certain forfeiture provisions if Mr. Gildehaus' employment is terminated. In the event that the Company terminates Mr. Gildehaus' employment for cause, or if he voluntarily resigns (other than for good reason as defined in the employment agreement), the restricted stock is forfeited. In the event of termination of Mr. Gildehaus' employment without cause, forfeiture provisions terminate with respect to a prorated portion of restricted stock based upon the number of months elapsed from the date of the award. All forfeiture provisions terminate upon death, disability or a change of control of the company. During the restricted period, Mr. Gildehaus is entitled to voting rights and to receive dividends and other distribution on the restricted shares.

The employment agreement further provides for an incentive bonus based on the attainment of performance goals to be established on an annual basis by mutual agreement with Mr. Gildehaus. For fiscal year 1993, Mr. Gildehaus' bonus award was based on the Company's performance in relation to the Short Term Incentive Plan factors of operating profit, return on assets, and cash flow and an individual performance component. The targets for operating profit, return on assets and cash flow were each exceeded in 1993. The discretionary component was based on achievement of specific goals established for 1993 which included achievement of a total shareholder return at least 5% greater than the S&P Stock Index and the S&P Diversified Industrial Index, development of a financial strategy allowing payment of an extraordinary dividend to shareholders, successful divestiture of the CATV and Midwest Steel Divisions, and development and implementation of an overall corporate strategy.

                                          Compensation Committee
                                          Darius W. Gaskins, Jr., Chair
                                          Gene Locks
                                          Robert B. Steinberg
                                          William J. Williams

COMPANY PERFORMANCE GRAPH

The following performance graph compares the Company's cumulative total stockholder return on its Common Stock for a five year period (December 31, 1988 to December 31, 1993) with the cumulative total return of the Standard & Poor's 500 Stock Index and a peer group of companies which comprise the Standard & Poor's Manufacturing (Diversified Industries) Index. This graph assumes an investment of $100 on December 31, 1988 and reinvestment of dividends, but it does not include the value of warrants distributed to shareholders in connection with the 1989 Plan of Reorganization.

                                   [GRAPHIC]
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the fiscal year 1993 the following members of the Board of Directors served on the Compensation Committee. For the period January 1, 1993 to May 6, 1993: Darius W. Gaskins, Jr. (Chair), Gene Locks, Thomas Meagher, Robert Steinberg, and William J. Williams. For the period May 6, 1993 to the present:
Darius W. Gaskins (Chair), Gene Locks, Robert B. Steinberg and William J. Williams.

No member of the Compensation Committee was formerly an officer of UNR or any of its subsidiaries.

EMPLOYMENT CONTRACTS AND CHANGE-OF-CONTROL AGREEMENTS.

EMPLOYMENT AGREEMENT -- THOMAS A. GILDEHAUS

On July 1, 1992, Mr. Thomas A. Gildehaus was elected President and Chief Executive Officer of UNR. UNR entered into an employment agreement (the "Agreement") with Mr. Gildehaus having a term of three years. The Agreement provides for an initial annual base salary of $300,000, which salary is to be reviewed annually, and may be increased, but not decreased, by the Compensation Committee of the Board of Directors. Additionally, he receives an annual incentive bonus if certain mutually agreed upon performance goals are attained. Under the Restricted Stock Plan Mr. Gildehaus received a restricted Common Stock award of 60,000 shares on July 1, 1992, 20,000 shares on July 1, 1993, and will receive 20,000 shares on July 1, 1994. In the event Mr. Gildehaus is terminated by UNR other than for cause, death or disability or in the event Mr. Gildehaus terminates his employment for good reason, as defined in the Agreement, the Agreement provides for severance pay in an amount equal to 150% of the then current annual base salary if a termination occurs prior to a change in control or in an amount equal to 300% of the then current annual base salary if a termination occurs after a change of control. Under the Agreement, Mr. Gildehaus will receive disability income equal to 60% of the then current annual base salary during any period of disability and life insurance having a basic death benefit of $450,000. Mr. Gildehaus is also entitled to participate in Company wide standard benefit programs as well as other benefit programs.

CHANGE-OF-CONTROL AGREEMENTS

On March 5, 1993 UNR also entered into Change-of-Control Agreements ("Control Agreements") with named executive officers, Henry Grey and Victor E. Grimm. These Agreements are for a term of three years, subject to renewal for additional three year terms. Change of control is defined as the occurrence of certain events resulting in a change in ownership of the Company.

If, during the term of these Control Agreements, a change of control occurs, and within a two year period from the date of such change of control, either (i) the executive's employment with the Company is terminated by the Company other than for cause or on account of the executive's death, permanent disability or retirement, or (ii) the executive resigns for good reason, then the Company is required to pay to the executive a severance payment in an amount equal to three
(3) times the total of the executive's annual salary plus the target bonus for the year in which termination occurs; provided that in no event may the total amount of the severance payment exceed 2.99 times the five year average W-2 income of the executive. The severance payment shall be payable in a single lump sum payable within thirty days of the termination of employment or resignation.

In addition to the severance payment, the Company is required to provide health, disability and life insurance in accordance with the plans maintained by the Company for executives for a period of three years from the date of termination of the executive's employment, provided that health, disability and life insurance benefits cease if the executive becomes employed during such period and receives similar benefits in connection with such employment.

During employment and for a period of one year after the termination of employment for any reason, the executive may not enter into, be connected with, or work for an individual, firm or corporation which is then in substantial competition with the Company in the United States.

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS (PROXY PROPOSAL NO. 2).

Arthur Andersen & Co. has served as independent public accountants for UNR (and its predecessors) for the past 31 years. The Board of Directors has retained this firm as UNR's independent public accountants for its current fiscal year, subject to ratification by Securityholders at the Annual Meeting. Although submission of this proposal to a vote of Securityholders is not required by law, management believes that such action is appropriate because the independent public accountants ultimately are responsible to the Securityholders. The Board of Directors unanimously recommends a vote FOR this Proposal. In the event, however, that such approval is not given, the Board will consider the appointment of other independent public accountants. Representatives of Arthur Andersen & Co. are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire and to be available to respond to appropriate questions. UNR has been advised by the Trust that it intends to vote its Securities for ratification of Arthur Andersen & Co. as independent public accountants for UNR.

OTHER MATTERS

At this time, the Board of Directors is not aware of any other matters to be presented for action at the Annual Meeting other than those presented above in this Proxy Statement. If any other business should come before the Annual Meeting, votes may be cast with respect to such matters in accordance with the best judgment of the person or persons acting under the proxy.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934.

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors and persons who own more than 10% of a registered class of the Company's Securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission.

Based solely on its review of such reports received by it, the Company believes that during fiscal year 1993 all filing requirements applicable to its officers and directors were complied with. During 1993 two warrantholders, Myro R. Leavitt and Metro Corporation, became holders of more than 10% of the outstanding warrants by reason of a reduction in the number of outstanding warrants through conversion to Common Stock, and Form 3 documents were not timely filed.

SECURITYHOLDER PROPOSALS

Under UNR's Bylaws, unless the Board of Directors determines otherwise, next year's Annual Meeting of Stockholders will be held on May 4, 1995 and it is contemplated that the proxy materials to be distributed in connection with such meeting will be mailed to Securityholders approximately thirty days prior thereto. Accordingly, Securityholders proposals for inclusion in proxy materials for the 1995 Annual Meeting of Stockholders should be addressed to UNR's Secretary, 332 South Michigan Avenue, Chicago, Illinois 60604, and must be received on or before December 6, 1994.

                                          By Order of the Board of Directors

                                          Victor E. Grimm
                                          SECRETARY
Chicago, Illinois
April 6, 1994

ANY SECURITYHOLDER MAY OBTAIN A COPY OF UNR'S 1993 ANNUAL REPORT ON FORM 10-K TO THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT CHARGE BY WRITING TO UNR AT 332 SOUTH MICHIGAN AVENUE, CHICAGO, ILLINOIS 60604, ATTENTION: HENRY GREY, VICE PRESIDENT-FINANCE AND TREASURER.

PROXY/VOTING INSTRUCTION CARD

UNR Industries, Inc.
332 South Michigan Avenue
Chicago, Illinois 60604

PROXY

This proxy is solicited on behalf of the Board of Directors.

The undersigned hereby appoints Gene Locks, Thomas A. Gildehaus and Charles M. Brennan, III, and each of them, as the proxies and representatives of the undersigned, with full power of substitution, to vote all of the shares of common stock and warrants of UNR Industries, Inc. which the undersigned would be entitled to vote, with all powers which the undersigned would have if personally present, at the Annual Meeting of Stockholders to be held on May 5, 1994 and at any adjournment thereof.

Election of Directors:

Nominees: Thomas A. Gildehaus, Charles M. Brennan, III, Darius W. Gaskins, Jr., Gene Locks, Ruth R. McMullin, Thomas F. Meagher, Robert B. Steinberg and William J. Williams.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s) or warrantholder(s) as set forth on the reverse side, and, in their discretion, the proxies and representatives are authorized to vote upon such other business as may properly come before the meeting. If no direction is made, this proxy will be voted FOR proposals 1 and 2.

Please sign and date on the reverse side.

Mail this proxy in the enclosed return envelope as promptly as possible.

8680

Please mark your votes as in this example.

The Board of Directors recommends a vote FOR proposals 1 and 2.

1.  Election of Directors.

FOR all listed Nominees,
except as marked below                     WITHHELD as to ALL Nominees

To withhold authority to vote for any individual nominee(s), write the name(s) of the nominee(s) on the line below.


2. Proposal to ratify the appointment of Arthur Andersen & Co. as the independent public accountants of UNR Industries, Inc.

For   Against    Abstain




NOTE: Please sign exactly as name(s) appear(s) below. If shares of common stock or warrants are held in the name of more than one person, all must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


- ---------------------------------------
Signature                  Date(s)

- ---------------------------------------
Signature (if held jointly)  Date(s)